UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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SUPPORT.COM, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX GP, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
BRADLEY L. RADOFF
RICHARD BLOOM
BRIAN J. KELLEY
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of five highly qualified director nominees to the Board of Directors of Support.com, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 14, 2016, VIEX issued the following press release:

VIEX URGES SUPPORT.COM STOCKHOLDERS TO VOTE FOR ITS FIVE NOMINEES ON THE GOLD PROXY CARD, INCLUDING THE VIEX NOMINEES RECOMMENDED BY ISS AND GLASS LEWIS

Do Not be Misled – ISS & Glass Lewis Both Agree Change is Warranted and Recommend Stockholders Vote the GOLD Proxy

VIEX Urges Stockholders to Vote GOLD Proxy to Elect Richard Bloom, Brian J. Kelley, Bradley L. Radoff, Joshua E. Schechter and Eric Singer

NEW YORK, NY, June 14, 2016 – VIEX Capital Advisors, LLC, together with its affiliates and the other participants in its solicitation (collectively, “VIEX” or “we”), collectively the largest stockholder of Support.com, Inc. (“Support.com” or the “Company”) (NASDAQ:SPRT), with ownership of approximately 14.9% of the Company’s outstanding shares, today commented on the abrupt announcement that Chairman Jim Stephens and director Toni Portmann will no longer be standing for re-election and reiterated that both leading independent proxy voting advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co., LLC (“Glass Lewis”), have recommended that Support.com stockholders vote on VIEX’s GOLD proxy card and DO NOT VOTE the Company’s white proxy card. VIEX urges Support.com stockholders to vote for all five of its nominees – Richard Bloom, Brian J. Kelley, Bradley L. Radoff, Joshua E. Schechter and Eric Singer – to overhaul the Board with direct stockholder representatives who are committed to maximizing stockholder value.

VIEX encourages its fellow stockholders not to be misled by the Company’s recent ploy and attempt at a spin on the recent recommendations – ISS and Glass Lewis both recommend that Support.com stockholders vote on VIEX’s GOLD proxy card, and further recommend that stockholders DO NOT VOTE on management’s white proxy card. ISS and Glass Lewis have each validated VIEX’s belief that change is warranted at Support.com given the abysmal total shareholder returns that have persisted over every relevant measurable period under the current leadership team (which now includes three recent additions who were unilaterally appointed without stockholder input).

In response to both leading independent advisory firms recommending a vote on the GOLD proxy card, Support.com has resorted to further unilateral and reactive changes in the abrupt announcement that Chairman Jim Stephens and director Toni Portmann will no longer be standing for re-election and an attempt to use its reduced slate as an excuse to induce shareholders to vote its proxy card. Make no mistake, only a vote on the GOLD proxy card will allow us to change a majority of the current discredited Board and only an overhaul of the entire Board will allow us to cease the value destructive current strategy.

In encouraging stockholders to vote the GOLD proxy card to elect all five of VIEX’s nominees, Eric Singer, founder of VIEX, commented “We are confident that stockholders see through the Board’s latest attempt to maintain the Company’s current failed strategic direction. Chairman Stephens and Ms. Portmann stepping down still leaves four directors in place who were hand-picked by the same individuals who oversaw the continuous destruction of value at the Company. Management’s revised slate still lacks alignment with stockholders and consists of individuals who have remained committed to a plan that is projected to cause the Company to lose up to an additional $14 million between now and the end of 2017.” Mr. Singer continued, “Support.com stockholders cannot risk maintaining the current failed strategic direction – the Board must be replaced with directors willing to implement a new plan for the Company. Our five nominees bring complementary skills that together build an optimal Board possessing senior executive and operational expertise, a stockholder mindset, financial acumen and public board experience. We urge our fellow stockholders to vote the GOLD proxy card today to elect our highly qualified nominees who are committed to representing the best interests of all stockholders.”

VIEX reminds stockholders of ISS’s conclusion that change is warranted and too urgent to be entrusted to the current Board: “The dissidents have not only provided a compelling case that change at the board level is warranted, but have, in making that case, also demonstrated the need may be too urgent to rely on a process controlled by directors who prior to this contest apparently saw little need for change at all.”

To VIEX, the announced decision of Chairman Stephens and Ms. Portmann not to stand for re-election represents an attempt by the incumbent directors to control the manner in which the composition of the Board is adjusted – something VIEX believes must be dictated by the stockholders. VIEX remains concerned that it will be more of the same and the destruction of stockholder value will persist until the Board is reconstituted with new leadership willing to take a fresh look at the Company’s strategic options.

The market has spoken and now proxy advisory firms are doing the same – the TIME FOR CHANGE IS NOW. Support.com’s current failed strategy has proven untenable – vote the GOLD proxy card in support of a professional, experienced and stockholder friendly group that will bring a stockholder’s perspective to the boardroom. VIEX cautions the Board against taking any further unilateral and reactive measures prior to the annual meeting on June 24, 2016 that may serve to delay or impede the will of the Company’s stockholders.

VIEX URGES ALL OF ITS FELLOW STOCKHOLDERS TO SUPPORT ITS EFFORTS FOR A BETTER SUPPORT.COM AND VOTE THE GOLD PROXY CARD TODAY TO ELECT RICHARD BLOOM, BRIAN J. KELLEY, BRADLEY L. RADOFF, JOSHUA E. SCHECHTER AND ERIC SINGER.

If you have already voted Support.com’s white proxy card, a later dated GOLD proxy card will revoke your previously cast vote.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: viex@morrowco.com